Exhibit 10.2

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT ("JVA") is made on the 9th day of September, 2011, by and among Good Earth Energy Conservation, Inc., a corporation incorporated in the State of Delaware, U.S.A. ("GEEC USA"), Carens Pte Ltd, a company incorporated in the Republic of Singapore ("Carens"), and Good Earth Energy Conservation (Asia) Pte Ltd, a company incorporated in the Republic of Singapore ("GEEC Asia").

RECITALS

WHEREAS, GEEC USA is the owner or licensee of the Intellectual Property and the Technology and conducts the Business relating to Electric Vehicles; and

WHEREAS, GEEC USA has incorporated GEEC Asia to conduct the Business relating to Electric Vehicles in the Asian Territory; and

WHEREAS, on the Closing Date Carens will novate to GEEC Asia, the Exclusive License Agreement ("ELA"), concerning the Intellectual Property and Technology relating to Electric Vehicles in the Asian Territory, incorporated herein as Schedule 4; and

WHEREAS, the novation of the ELA will facilitate GEEC Asia to effectively undertake the Business relating to Electric Vehicles in the Asian Territory subject to the terms and provisions set forth herein; and

WHEREAS, in consideration of Carens novating the ELA to GEEC Asia, GEEC USA agrees to transfer to Carens legal and beneficial ownership of shares in GEEC Asia representing 50% of the Issued Share Capital of GEEC Asia; and

WHEREAS, GEEC USA and Carens wish to enter into this JVA in order to record their rights and obligations as shareholders in GEEC Asia.

NOW, THEREFORE, the Parties agree as follows:

1.	DEFINITIONS AND INTERPRETATION

For the purposes of interpreting this JVA, unless otherwise defined herein, the following terms shall have following meanings:

1.1	Asian Territory means and includes those countries and territories listed in Schedule 1 to the ELA incorporated in Schedule 4 herein.

1.2	Business means the business of owning, researching, developing, manufacturing, assembling, servicing, maintaining and Commercialising the Intellectual Property and Technology relating to Electric Vehicles or Components (defined below), and all related commercial reports.

1.3	Business Day means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made.

1.4	Commercialising means any activity undertaken for the purpose of earning or deriving revenue, proceeds or other valuable consideration, including by way of sale, assignment, transfer, lease, license or other disposal or contractual right or arrangement relating to Electric Vehicles, the Intellectual Property or Technology herein.

1.5	Components mean and include all and any components, parts, products, systems or subsystems incorporated into or relating to the Electric Vehicles.

1.6	Deadlock in relation to a matter requiring a Major Resolution, that Major Resolution is considered, voted on, but fails to obtain the required majority and results in GEEC Asia being unable to operate its Business in the normal course while complying with this Agreement and meeting its financial, legal and regulatory obligations.

1.7	Effective Date means the date of this JVA.

1.8	Electric Vehicles means a vehicle with a propulsion system, including controller, powered by an electric motor drawing current from rechargeable storage batteries, fuel cells, or other portable sources of electrical current, and which may include a nonelectrical source of power designed to charge batteries; and incorporating Intellectual Property or Technology owned by or licensed to GEEC USA.

1.9	Encumbrances means any encumbrance, mortgage, lien, charge, restriction or any other third party right, title or interest of any nature.

1.10	Exclusive License Agreement ("ELA") means the exclusive license agreement dated January 17, 20 II between GEEC USA and Halewood Enterprises Limited ("Halewood") as amended and restated on or before the date of this JVA including any schedules thereto and incorporated in Schedule 4 herein, and which has been novated to Carens by Halewood.

1.11	Intellectual Property means any and all intellectual property of whatever nature, relating to Electric Vehicles or Components, owned by or licensed to GEEC USA, including:

(I)	copyright, trademark, patents, patent applications, rights in inventions, service marks, trade and business names, registered designs, know-how, trade secrets, goodwill or any other intellectual property rights subsisting in or created during the development of the Technology, including software, source and object codes, scripts, records, documents, specifications, plans, program listings, calculations or drawings and any advertising and promotional materials in respect of the Business; and

(2)	any confidential information necessary for, or which may be used in connection with, the administration, operation or marketing of the Business, and including all related commercial reports.

1.12	Major Directors Resolution means a resolution of directors of GEEC Asia passed by a majority representing more than 50% of all votes capable of being cast at a board meeting attended by all directors.

1.13	Major Resolution means a Major Directors Resolution or a Major Shareholders Resolution.

1.14	Major Shareholders Resolution means a resolution of the shareholders in GEEC Asia passed by shareholders representing more than 50% by value and number of all the Issued Share Capital (defined herein) in GEEC Asia at a shareholders meeting.

1.15	Parties means the parties to this JVA, namely GEEC USA, Carens and GEEC Asia, and Party means any one of them, as the context may indicate;

1.16	Technology means Intellectual Property, including all technical information, software, source code, knowledge and know-how whatsoever, owned by or licensed to GEEC USA except that GEEC USA will not be obliged to provide the source code of the software related to the Electric Vehicles.

1.17	Transfer means sale, assignment, novate, transfer or other disposal of any legal, equitable or other interest in any relevant property or asset.

1.18	Trigger Event in relation to a Party means:

(1)	any person, other than a Party to this JVA, acquiring any legal or equitable interest in the Issued Share Capital shares held by the Parties other than as specifically provided for herein;

(2)	a Party is or becomes insolvent or a receiver, receiver and manager, trustee, administrator or similar official is appointed (or steps are taken for such appointment) over all or a part of its assets or business; or

(3)	a Party breaches this JVA (other than in an insignificant manner) and if capable of remedy that breach remains unremedied for twenty (20) business days after GEEC Asia or another Party has notified that Party in breach.

1.19	Reference to:

(1)	one gender includes the others;

(2)	the singular includes the plural and the plural includes the singular;

(3)	a person includes a partnership or body corporate;

(4)	a Party includes a Party's executors, administrators, successors and permitted assigns;

(5)	a thing includes the whole and each part of it separately;

(6)	a statute, regulation, code or other law or a provision of any of them includes:

(a)	any amendment or replacement of it; and

(b)	another regulation or other statutory instrument made under it, or made under it as amended or replaced; and

(7)	$, USD or dollars means the lawful currency of the United States of America from time to time unless otherwise stated.

1.20	"Including" or "include" and similar expressions are not words of limitation.

1.21	Where any term is defined within the context of any particular clause in this JVA, the term so defined shall, unless it appears clearly from the clause in question that such term has limited application to the relevant clause, bear the meaning ascribed to it for all purposes in terms of this JVA, notwithstanding that such term has not been defined in this clause 1.

1.22	Section and paragraph headings to this JVA are inserted for reference purposes only and shall not affect the meaning or interpretation of any of the provisions to which they relate.

1.23	A provision of this JVA must not be construed to the disadvantage of a Party merely because that Party was responsible for the preparation of the JVA or the inclusion of the provision thereof.

1.24	If an act must be performed on a specified day which is not a Business Day, then such act shall be performed on the next day which is a Business Day.

1.25	When any number of days is prescribed in this JVA, the same shall be reckoned exclusively of the first and inclusively of the last day.

1.26	Any provision of this JVA that contemplates performance or observance subsequent to any termination or expiration of this JVA shall survive any termination or expiration of this JVA and continue in full force and effect.

1.27	Should this JVA be signed on a date that results in the use of any tenses herein being inappropriate, the terms shall be read in the appropriate tense.

1.28	A reference to this JVA or any other document includes respectively this JVA or any other document as amended, varied, notated, supplemented, restated, ratified or replaced from time to time.

2	INCORPORATION OF GEEC ASIA

2.1	GEEC USA represents and warrants to Carens in respect of GEEC Asia as of the Effective Date and the Closing Date (as defined in Section 3.2 below) as follows:

(1)	GEEC Asia has been duly incorporated, at GEEC USA's own cost and expense, as a private limited company in the Republic of Singapore and that GEEC Asia is validly existing under the laws of the place of its incorporation;

(2)	the initial issued and paid up share capital of GEEC Asia is One Hundred Singapore Dollars (SGD 100.00) divided into 100 ordinary shares of SGD 1.00 each ("Issued Share Capital"), and no other interest of any kind, including preference shares or options, have been or will be issued in GEEC Asia without the written consent of Carens;

(3)	GEEC Asia has not incurred, and the Sale Shares (as defined in Section 3.3 (1) below) are not subject to, any known, liabilities or obligations (absolute or contingent);

(4)	there are no existing, pending or to its knowledge threatened claims, demands, suits, actions, investigations, proceedings, governmental actions or causes of action of any kind against GEEC USA or GEEC Asia;

(5)	there are no Encumbrances over GEEC Asia or any of its assets or GEEC USA's shares in GEEC Asia including the Sale Shares; and

(6)	GEEC Asia has duly filed in a timely manner with appropriate governmental authorities all corporate and tax filings, returns, statements and reports which are required to be made or filed and there are no liens for unpaid taxes on the GEEC Asia or any of its assets and GEEC Asia has no employees.

2.2	This Agreement overrides the provisions of the constitutional documents of GEEC Asia if there is any inconsistency between them and this Agreement.

3	CLOSING

3.1	Closing shall take place on the Closing Date as provided under clause 3.2.

3.2	The "Closing Date" for the purposes of this JVA will be the earlier of (i) the date on which GEEC USA's Conditions Precedent are fulfilled to the satisfaction of Carens and (ii) 30 September 2011, or such later date as the Parties may agree. GEEC USA's Conditions Precedent are the conditions specified in Schedule 1 herein.

3.3	The Parties agree that at the Closing Date the following shall occur:

(1)	GEEC USA shall transfer to Carens and Carens shall accept the transfer of, all right, title, and interest, both legal and beneficial, in and to 50 shares of SGD 1.00 in GEEC Asia ("Sale Shares"), which GEEC USA represents and warrants shall constitute 50% by value and number of all of the Issued Share Capital in GEEC Asia in existence as at the Closing Date, in consideration of the novation of the ELA to GEEC Asia;

(2)	Carens shall execute a deed novation in favour of GEEC Asia novating its rights, interests and obligations under the ELA to GEEC Asia;

(3)	GEEC USA shall convey good, marketable and indefeasible title to every and each Sale Share to Carens free and clear of all Encumbrances;

(4)	GEEC USA shall (i) Transfer and deliver to Carens all share certificates and any other share ownership or transfer documentation in respect of the Sale Shares, duly endorsed and executed by GEEC USA, and (ii) immediately procure that Carens' particulars are entered into the register of shareholders of GEEC Asia as the holder of the Sale Shares;

(5)	the current board of directors of GEEC Asia shall hold a board meeting promptly following the Closing Date to appoint new directors and alternates which shall comprise James Hawes (alternate James Emmons) and Ahmad Iqbal Saddique (alternate Paul Barley); and

(6)	after the GEEC Asia board meeting has been held to appoint directors, the GEEC Asia directors shall meet as a soon as the business circumstances dictate, to draft an Operations & Procedures Memorandum for GEEC-Asia which will provide for the general operations, policies, and procedures of GEEC Asia.

4	FUNCTION OF GEEC ASIA

4.1	Each of GEEC USA and Carens agrees that, in relation to GEEC Asia or any matter directly or indirectly related to this JVA or the performance of its obligations under this JVA, it shall (i) act at all times with full transparency, honesty and equity when dealing with the other Party; (ii) cooperate fully with the other Party in good faith; and (iii) not attempt to circumvent or avoid the spirit of this JVA.

4.2	Subject to clause 4.3 below, on and from Closing all funding requirements of GEEC Asia (whether working capital or otherwise) shall be borne by the shareholders from time to time in GEEC Asia in proportion to their respective shareholding in the Issued Share Capital of GEEC Asia and from their own funds, unless otherwise agreed by the Parties.

4.3	The shareholders of GEEC Asia may allow GEEC Asia to satisfy its funding requirements by borrowings (secured if necessary by charges over the GEEC Asia's assets) from a bank or another commercial financial institution or by such other method of funding as the shareholders of GEEC Asia may from time to time agree.

4.4	If funding pursuant to clause 4.2 is insufficient to meet GEEC Asia's working capital and other funding requirements or the bank borrowings or other method of funding pursuant to clause 4.3 are not available or the terms of such are not agreed by the shareholders of GEEC Asia, then unless they otherwise agree the shareholders of GEEC Asia shall exercise all voting and other rights and powers of control available to them in relation to GEEC Asia to promptly place GEEC Asia into voluntary liquidation and shall appoint PricewaterhouseCoopers or such other substantial international accounting firm operating in Singapore, as the shareholders may agree, to assist with an orderly liquidation of GEEC Asia.

4.5	If section 4.4 applies, a party ("Funding Party") may provide or procure the provision of funding to GEEC Asia ("Additional Funding").

4.6	All Additional Funding shall be treated as loans by the Funding Party to GEEC Asia and shall be repayable by GEEC Asia on demand (provided that it has sufficient funds to repay such amounts). The Additional Funding shall:

(1)	be advanced by or on behalf of the Funding Party as and when operating costs are due and payable by GEEC Asia;

(2)	be subject to a maximum aggregate principal amount of US$1,000,000;

(3)	accrue interest daily at 10% per annum from the date any Additional Funding is advanced to GEEC Asia up to and including the date on which all Additional Funding is repaid in full. Unpaid interest shall be capitalised quarterly and any interest unpaid in any calendar year shall be carried to the next calendar year; and

(4)	shall otherwise be solely determined by the Funding Party.

4.7	No dividends or any other payments or distributions of any kind shall be made to any shareholder in GEEC Asia who is not a Funding Party until all Additional Funding (and all interest whether capitalised or not) has been repaid in full to the Funding Party by GEEC Asia.

4.8	No shareholder of GEEC Asia shall Transfer or create an Encumbrance over any of its shares in GEEC Asia except for those agreed in writing by the non-Transferring shareholder or as otherwise provided in this clause 4.

4.9	The board of directors of GEEC Asia shall comprise a maximum of three directors but subject to Section 4.10 only two shall be appointed.

4.10	Each shareholder in GEEC Asia, for so long as it holds 50% of the Issued Share Capital in GEEC Asia, shall have the right to appoint one director and to remove and replace any such appointee. Otherwise, a Shareholder holding more than 50% thereof shall be entitled to appoint one additional director and to remove and replace any such appointee.

4.11	The Parties agree that:

(1)	If GEEC USA's shareholders Transfer or propose to Transfer, in aggregate, 50% or more of the shares in GEEC USA, as referenced in Schedule 2 herein, to a third party on arm's length commercial terms, Carens shall have the option to require GEEC USA to procure that the third party acquires all of Carens' shares in GEEC Asia on terms no less favourable than those offered to GEEC USA's shareholders by that third party;

(2)	if Carens' shareholders Transfer or propose to Transfer, in aggregate, 50% or more of the shares in Carens, as referenced in Schedule 3 herein, to a third party on arm's length commercial terms, GEEC USA shall have the option to require that third party to acquire all of GEEC USA's shares in GEEC Asia on terms no less favourable than those offered to Carens' shareholders by that third party; and

(3)	each of GEEC USA and Carens undertakes to notify the other promptly of any changes or proposed changes to the shareholding in it from that referenced in Schedule 2 or 3 herein.

4.12	Pre-emption and Tag Along

(1)	If a shareholder in GEEC Asia intends to sell all or any of its shares in GEEC Asia ("Selling Shareholder") to a third party, other than a related entity in which the Selling Shareholder owns a controlling interest of more than fifty percent (50%), it shall give notice in writing ("Transfer Notice") to GEEC Asia and the other shareholder setting out full details of the terms of the proposed sale including (i) the shares in GEEC Asia it proposes to sell ("Transfer Shares"), (ii) the name of the proposed purchaser and of any person who holds the controlling interest in the proposed purchaser (if applicable) and (iii) the price per Transfer Share (which must be payable on completion of the purchase).

(2)	A Transfer Notice will constitute an offer by the Selling Shareholder to sell the Transfer Shares to the other shareholder at the price and on the terms of the proposed sale and the other shareholder shall notifY the secretary of GEEC Asia and the Selling Shareholder no later than 30 days of its receipt of the Transfer Notice whether it will buy the Transfer Shares ("Buy Notice"). A Buy Notice is irrevocable.

(3)	If GEEC Asia and the Selling Shareholder do not receive a Buy Notice within the time specified in Section 4.12(2) above, this pre-emption process ends and the Selling Shareholder shall be free to proceed with the proposed sale of the Transfer Shares to the purchaser named in, and on terms specified in, the Transfer Notice subject, where applicable, to Section 4.12(5) below.

(4)	If the transferee is not already a shareholder in GEEC Asia, the transferee must sign a deed of accession in the form contained in Schedule 5 which is incorporated herein ("Deed of Accession Deed Poll") on completion of its purchase of the Transfer Shares. GEEC Asia shall not register in its records or otherwise recognize any interest in or Encumbrance over any shares unless such Deed of Accession Deed Poll has been executed and delivered and unless all obligations of the Selling Shareholder under this JVA have been satisfied.

(5)	A shareholder in GEEC Asia who receives a Transfer Notice may require the Selling Shareholder to cause the purchaser named in the Transfer Notice to also buy all of its shares in GEEC Asia at the same price as specified in the Transfer Notice ("Tag Along Right"). To exercise this Tag Along Right, that shareholder shall notify the Selling Shareholder in writing no later than 30 days of its receipt of the Transfer Notice that it wishes to exercise this Tag Along Right. Such notice is irrevocable. If the Selling Shareholder completes the sale notified in the Transfer Notice, it must ensure that the purchaser of its shares simultaneously completes acquisition of all shares the subject of the exercise of a Tag Along Right. Apart from selling its shares in GEEC Asia under a Tag Along Right the shareholder shall have no obligations to the Selling Shareholder or the purchaser of its shares.

4.13	Deadlock.

(1)	If a Deadlock arises a Party may issue a written notice to the other Parties stating that a Deadlock has arisen, identifying why there is a Deadlock together with relevant details and requiring the Deadlock to be dealt with under this section.

(2)	On receiving the notice GEEC Asia must expeditiously call a meeting of its shareholders to consider the Deadlock.

(3)	The Deadlock is resolved if, a Major Shareholders Resolution is passed, or a solution is agreed in writing, by such number and combination of shareholders as would be sufficient to pass a Major Shareholders Resolution, and that resolution enables GEEC Asia to operate its Business in the normal course while meeting all its financial, legal and regulatory obligations.

(4)	The Parties are bound by a resolution passed or agreed solution reached under section 4.13(3) above. Each Party must take whatever steps are required of it to implement the resolution or solution.

4.14	Triggering Events

(1)	If a Party is the subject of a Trigger Event ("Defaulting Party") and remains so, the other Party ("Non-Defaulting Party") may notify the Defaulting Party and GEEC Asia that it will buy, at a specified price, all of the Defaulting Party's shares in GEEC Asia. If no agreement is reached as to the price for such shares within 30 days of the said offer, the Parties agree to appoint PricewaterhouseCoopers ("PwC") to determine a fair market price for such shares, and whose determination shall be binding on the Parties. Upon receipt by the Parties of written notice from PwC giving the fair market price for such shares, the Parties agree to conclude the sale and transfer of the said shares within 30 days thereof (and which must be paid in full on completion of that purchase);

(2)	A notice under section 4.14(1) is irrevocable;

(3)	If a Non-Defaulting Party issues a notice under section 4.14(1), the Parties shall proceed with the sale of the Defaulting Party's shares and the Defaulting Party shall be treated as having issued to the Non-Defaulting Party a Transfer Notice for sale of all its shares under section 4.12 above and that clause shall apply;

(4)	Tag Along Rights under section 4.12 above do not apply to a sale of shares under this section.

5	GEEC ASIA SUB-LICENSING

5.I	The Parties acknowledge that the GEEC Asia may sub-license its rights under the ELA, which are assigned to GEEC Asia as a part of this JVA, in respect of which royalties, commissions or other payments may be received by GEEC Asia ("Sub License Payments").

5.2	GEEC USA undertakes to register and keep current at its cost all patents, trademarks and other Intellectual Property that the Parties determine are necessary for GEEC Asia to effectively conduct its Business and properly perform its obligations under the ELA in the Asian Territory and to be fully protected or indemnified when utilizing its rights thereof. GEEC USA shall hold all such patents, trademarks and Intellectual Property rights in trust for GEEC Asia.

6	REPRESENTATIONS AND WARRANTIES

6.1	GEEC USA represents and warrants to Carens on the date of this JVA and at the Closing Date as follows:

(1)	GEEC USA is duly organized, validly existing and in good standing under the laws of Delaware, with a principal place of business at as recited in Section 9.7 and has all requisite authority and power to enter into and perform its obligations under this JVA and the other instruments and agreements contemplated hereby;

(2)	the execution, delivery and performance by GEEC USA of this JVA and the other instruments and agreements contemplated hereby to be delivered by GEEC USA have been, or will by the Closing Date be, duly authorized by all requisite corporate action. This JVA and the other instruments and agreements contemplated hereby are, or as of the Closing Date will be, the valid and binding obligations of GEEC USA enforceable in accordance with their respective terms subject to equitable principles generally affecting creditor's rights;

(3)	GEEC USA is or on the Closing Date will be in actual or constructive possession of all of the shares representing the Transfer Shares. GEEC USA will deliver on or before the Closing date, good and marketable title and legal and beneficial ownership to all of the Transfer Shares to Carens, free and clear of all Encumbrances, and any share transfer documents will be duly executed;

(4)	Schedule 2 herein is true and correct and not misleading and no change has occurred to that information since March II, 20 II;

(5)	GEEC Asia has not incurred, and the Sale Shares are not subject to, any known, liabilities or obligations (absolute or contingent); and

(6)	there are no existing, pending or to its knowledge threatened claims, demands, suits, actions, investigations, proceedings, governmental actions or causes of action of any kind against GEEC USA or GEEC Asia.

6.2	Carens represents and warrants to GEEC USA on the date of this JVA and at the Closing Date as follows:

(1)	Carens is duly organized, validly existing and in good standing under the laws of the Republic of Singapore and has all requisite company power to enter into and perform this JVA and the other instruments and agreements contemplated hereby; and

(2)	the execution, delivery and performance by Carens of this JVA and the other instruments and agreements contemplated hereby to be delivered by Carens have been, or will by the Closing Date be, duly authorized by all requisite corporate action. Carens shall, on or prior to the Closing Date, deliver to GEEC USA a certified copy of the resolution by the Board of Directors authorizing and approving the transactions contemplated herein. This JVA and the other instruments and agreements contemplated hereby are, or as of the Closing Date will be, the valid and binding obligations of Carens enforceable in accordance with their respective terms subject to equitable principles generally affecting creditors' rights.

6.3	All statements contained herein or in any schedule, certificate or other written instrument delivered by or on behalf of GEEC USA or Carens pursuant to this JVA, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by GEEC USA or Carens, as the case may be.

6.4	Regardless of any investigation made at any time by any Party or of any information any Party may have in respect thereof, all representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing Date.

7	INDEMNIFICATION

7.1	Each Party agrees to indemnity and hold the other harmless from, against and in respect of:

(1)	any and all loss, liability, or damage sustained or incurred by such Party by reason of any untrue representation made to it;

(2)	breach of warranty or non-fulfilment of any covenant by the other Party contained herein; and

(3)	any and all actions, suits, proceedings, claims, demands, assessments, judgments, out-of-pocket cost and expenses including legal fees and expenses incident to any of the foregoing or incurred in the investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

8	OTHER PROVISIONS

8.1	Expenses. Each Party shall pay its own expenses in respect of the negotiation, preparation and execution of this JVA including counsel, accounting fees and expenses, incidental to the preparation and carrying out of this JVA and the consummation of the transactions contemplated herein and in the schedules and exhibits hereto.

8.2	Full Effect. Each Party must promptly at its own cost do all things (including executing and if necessary delivering all documents) necessary or desirable to give full effect to this JVA.

8.3	Assignment. A Party may not Transfer any of its rights or obligations under this JVA without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

8.4	Successors Bound. This JVA shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

8.5	Amendment. This JVA may be amended or varied only by an instrument in writing executed by all Parties.

8.6	Entire Agreement. This JVA and the exhibits, schedules, certificates, instruments, agreements and other documents referred to herein constitute the entire agreement of the Parties pertaining to the subject hereof, and supersede all prior understandings with respect to the subject matter hereof and thereof.

8.7	Counterparts; Facsimile or Electronic Execution. This JVA may be executed in multiple counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the Parties, notwithstanding that all the Parties are not a signatory to the original or same counterpart. This JVA may be executed by facsimile or electronic signature, with the original signature to be provided promptly after facsimile or electronic transmission. The facsimile or electronic signature shall be binding to the same extent as an original signature, and no party shall have a defence that the facsimile or electronic signature was not authorized.

8.8	No Waiver. The waiver or failure of any Party to exercise in any respect any right provided in this JVA shall not be deemed a waiver of any other right or remedy to which the Party may be entitled. A Party's failure or delay to exercise a power or right does not operate as a waiver of that power or right.

8.9	Severability. If any term of this JVA is held by a court of competent jurisdiction to be invalid or unenforceable, then this JVA, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

8.10	Third Parties. Nothing in this JVA, whether express or implied, is enforceable under the Contracts (Rights of Third Parties) Act, by anyone who is not a party to this JVA.

9	NOTICES

All notices, requests, consents and other communications hereunder ("Notice") has no legal effect unless it is in writing and shall be deemed to have been given if personally delivered or mailed, first class, registered or certified mail, postage prepaid, as follows:

9.1	In addition to any other method of service provided by law, the Notice may be:

(1)	sent by prepaid ordinary post to the address for service of the addressee, if the Notice is sent in the same country as where the addressee is situated;

(2)	sent by prepaid airmail to the address for service of the addressee, if the Notice is sent from a different country to the country where the addressee is situated;

(3)	sent by facsimile to the facsimile number of the addressee;

(4)	sent by email to the email address of the addressee; or

(5)	delivered at the address for service of the addressee.

9.2	A Notice signed by a Party or by an officer or employee of that Party stating the date on which that Notice was sent or delivered under clause 9.I is prima facie evidence of the date on which that Notice was sent or delivered.

9.3	If the Notice is sent or delivered in a manner provided by clause 9.1, it must be treated as given to and received by the Party to which it is addressed:

(1)	if sent by post from the same country as where the addressee is situated, on the 2nd Business Day (at the address to which it is posted) after posting;

(2)	if sent by post to an addressee situated in a different country to the Party posting the Notice, on the 5th Business Day (at the address to which it is posted) after posting;

(3)	if sent by facsimile or email before 5pm on a Business Day at the place of receipt, on the day it is sent and otherwise on the next Business Day at the place of receipt; or

(4)	if otherwise delivered before 5pm on a Business Day at the place of delivery, upon delivery, and otherwise on the next Business Day at the place of delivery.

9.4	Despite clause 9.3(3):

(1)	a facsimile is not treated as given or received unless at the end of the transmission the sender's facsimile machine issues a report confirming the transmission of the number of pages in the Notice;

(2)	an email message is not treated as given or received if the sender's computer reports that the message has not been delivered; and

(3)	a facsimile or email message is not treated as given or received if it is not received in full and in legible form and the addressee notifies the sender of that fact within 3 hours after the transmission ends or by 12 noon on the Business Day on which it would otherwise be treated as given and received, whichever is later.

9.5	If a Notice is served by a method which is provided by law but is not provided by clause 9.1, and the service takes place after 5pm on a Business Day, or on a day which is not a Business Day, it must be treated as taking place on the next Business Day.

9.6	A Notice sent or delivered in a manner provided by clause 9.1 must be treated as validly given to and received by the Party to which it is addressed even if:

(1)	the addressee has been liquidated or deregistered or is absent from the place at which the Notice is delivered or to which it is sent;

(2)	the Notice is returned unclaimed; or

(3)	in the case of a Notice sent by email, the email message is not delivered or opened (unless the sender's computer reports that it has not been delivered).

9.7	Any Notice to be sent under this JVA, including for service of process, is to be sent as follows:

(1)	If to GEEC USA:

Name:	Good Earth Energy Conservation, Inc
Attention:	John Maguire
Address :	6398 Wrens Nest Cove
Springdale
Arkansas 72762
United States
Facsimile no:	N/A
Email address:	johnmagl@cox.net

and

Attention:	James Emmons
Address :	7513 Pebble Drive
Fort Worth
Texas 76118
United States
Facsimile no:	+1 (830) 336-2883
Email address:	james.emmons@goodearthec.com

(2)	If to Carens:

Name:	Carens Pte Ltd
Attention:	Ahmad Iqbal Saddique
Address :	63 Robinson Road
#03-16 Afro-Asia Building
Singapore 068894
Facsimile no:	+65 6467 9720
Email address:	saddique@midwesternoil.com

(3)	If to GEEC Asia:

Name:	Good Earth Energy Conservation, Inc
Attention:	John Maguire
Address :	6398 Wrens Nest Cove
Springdale
Arkansas 72762
United States
Facsimile no:	N/A
Email address:	johnmag1@cox.net

and

Attention:	James Emmons
Address :	7513 Pebble Drive
Fort Worth
Texas 76118
United States
Facsimile no:	+I (830) 336-2883
Email address:	james.emmons@goodearthec.com and

Name:	Carens Pte Ltd
Attention:	Ahmad Iqbal Saddique
Address :	63 Robinson Road
#03-16 Afro-Asia Building
Singapore 068894
Facsimile no:	+65 6467 9720
Email address:	saddique@midwesternoil.com

(4)	A party may change its address, facsimile number or email address by giving Notice of that change to each other Party.

(5)	If the Party to which a Notice is intended to be given consists of more than one person then the Notice must be treated as given to that Party if given to any of those persons.

10	GOVERNING LAW AND JURISDICTION

10.1	This JVA and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by, construed and take effect in all respects in accordance with Singapore law, without reference to the conflict of laws provisions thereof.

10.2	The courts of Singapore shall have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this JVA. The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle any dispute and accordingly no Party will argue to the contrary and waives any objections on the grounds of venue or forum non-conveniens or any similar grounds.

10.3	Without prejudice to any other mode of service allowed under the relevant law, GEEC USA appoint Good Earth Energy Conservation (Asia) Pte Ltd Registration No 201111808E as its agent for service of process in relation to any proceedings before the Singapore courts in connection with this JVA and GEEC Asia accepts such appointment.

Signatures on following page.

IN WITNESS WHEREOF, the Parties hereto have caused this JVA to be signed by their duly authorized officers as of the day above written.

Good Earth Energy Conservation, Inc

By:	/s/ John Maguire
John Maguire
Title:	Director/Company Secretary

The common seal of Carens Pte Ltd

Registration No 201108155K was affixed

in accordance with its constitution in the

presence of:

By:	/s/ Ahmad Iqbal Saddique
Ahmad Iqbal Saddique

Title:	Director

The common seal of Good Earth Energy

Conservation (Asia) Pte Ltd Registration

No 201111808E was affixed in accordance

with its constitution in the presence of:

By:	/s/ Ahmad Iqbal Saddique	By:	/s/ James M. Hawes
	Ahmad Iqbal Saddique		James M. Hawes

Title:	Director/Company Secretary	Title:	Director

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